Exhibit 107

Calculation of Filing Fee Tables

F-3
(Form Type)

Evaxion Biotech A/S
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares DKK1 nominal value (1)	457(o)	(2)	(3)	$100,000,000	$.0000927	$9,270	(4)
Fees Previously Paid	_		_	_	_	_	_	_
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$100,000,000
	Total Fees Previously Paid							_N/A
	Total Fee Offsets							_N/A
	Net Fee Due							$9,270

(1)	The ordinary shares registered hereby will be represented by the registrant’s American Depositary Shares (“ADSs”), each of which will represent one (1) ordinary share of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statements on Form F-6 (File No.: 333-252038).

(2)	There are being registered hereunder such indeterminate number of ordinary shares as may from time to time be offered hereunder at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, as shall have aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional ordinary shares that may be offered or issued in connection with any share split, share dividend or similar transactions.
(3)	The proposed maximum offering price per ordinary share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(4)	The maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).